Exhibit 99.1

Femasys Inc. Advances Commercial Readiness with Appointment of Richard Spector to New Position of Chief Commercial Officer

-- Seasoned sales and marketing executive with 25 years of experience leading public and private healthcare companies throughout various stages of commercialization will lead commercial launch of FemaSeed --

ATLANTA, February 6, 2024 -- Femasys Inc. (NASDAQ: FEMY), a biomedical company focused on meeting significant unmet needs for women worldwide with a broad portfolio of in-office, accessible solutions, including a lead, late-clinical stage product candidate and innovative therapeutic and diagnostic products, today announced the appointment of Richard Spector to chief commercial officer (CCO), effective February 2024. Mr. Spector has 25 years of experience spanning a continuum of commercial stages at both public and private medical device and biopharmaceutical companies.

“I am thrilled to have Richard join the Femasys team to lead our commercialization efforts given his established record of success at public and private healthcare companies and at a crucial time for Femasys as we prepare to launch FemaSeed® and our other commercially available products,” commented Kathy Lee-Sepsick, president, chief executive officer and founder of Femasys. “Richard’s exceptional leadership capabilities, including building high performing, cross functional commercial teams, along with his proven track record of leading successful product launches, including first-time launches across multiple markets and channels, and improving outcomes for patients and providers, will be invaluable as we become established in Women’s Health.”

Mr. Spector remarked, “I am thoroughly excited to apply both my strong passion for women’s health as well as my seasoned skillset in commercialization to Femasys, a breakout disruptor in this market category with recently cleared product, FemaSeed, a novel and accessible solution for infertility, and leading product candidate FemBloc®, a first-of-its-kind, non-surgical, permanent birth control. I look forward to building a world-class commercial team and enabling accessibility of Femasys’ transformative solutions to the healthcare industry to make a dramatic improvement in Women’s Health, a category that is severely underserved.”

Mr. Spector brings over 25 years of experience leading public and private biotechnology companies through various stages of commercialization. His expertise ranges from leading functional efforts in sales and marketing, key opinion leader strategy, product/brand development, and reimbursement strategy, to strategic efforts such as product planning, alliance management, cross functional team management and interfacing with investors and analysts. Most recently, Mr. Spector was chief commercial officer at Qlibrium (formally Cam-Med Inc.), a medical device company innovating on-body, wearable devices with the first electrochemical and microfluidic technology platform for therapeutic areas as such as oncology, diabetes, autoimmune, and in vitro fertilization (IVF). At Qlibrium, Mr. Spector led sales, marketing and partner development functions from early-stage to commercial launch as well as revamped and launched all marketing materials and campaigns to drive awareness and patient flow, including campaigns with Johnson & Johnson (J&J), Boeing and NASA. Prior to this, Mr. Spector was at Insulet Corporation as senior director, strategic alliances, where he negotiated and managed over a dozen business development deals with pharmaceutical and device companies and at OvaScience, Inc. (acquired by Millendo Therapeutics, Inc.) as the vice president, of global sales and partner development for their global fertility products. He was also in leadership positions at other Women’s Health companies, including NeoMatrix, Inc. (acquired by Halo Health Systems), Advanced Radiation Therapy, LLC (acquired by Best Medical International, Inc.) and Cytyc Surgical Products, LLC (acquired by Hologic, Inc.). Mr. Spector has a Bachelor of Science degree in Business Administration and Marketing from California State University in Sacramento, CA.

Grant of Inducement Option

In connection with the appointment of Mr. Spector, Femasys has granted to Mr. Spector, to be effective as of his first day of employment, an option to purchase 100,000 shares of Femasys common stock at an exercise price per share equal to the closing price of Femasys common stock on the grant date as reported by Nasdaq. This grant was approved by the Compensation Committee of Femasys’ Board of Directors and made as an inducement material to Mr. Spector entering into employment with Femasys as contemplated by Nasdaq Listing Rule 5635(c)(4).

The stock option will vest as to 25% of the shares underlying the stock option on the first anniversary of the commencement of employment, with the remaining shares vesting 25% each year over the following three years, subject to Mr. Spector’s continued employment with Femasys. Femasys provides this information in accordance with Nasdaq Listing Rule 5635(c)(4).

About Femasys

Femasys is a biomedical company focused on meeting significant unmet needs for women worldwide with a broad portfolio of in-office, accessible solutions, including a lead revolutionary late-clinical stage product candidate and FDA-cleared, innovative therapeutic and diagnostic products. Femasys’ FemBloc® permanent birth control in late-stage clinical development is the first and only non-surgical, in-office, permanent birth control method intended to be a safer option for women at substantially less cost than the long-standing surgical alternative. Femasys’ FemaSeed® Intratubal Insemination, an innovative infertility treatment designed to deliver sperm directly where conception occurs, is now FDA-cleared and has received regulatory approval in Canada. The Company has developed diagnostic products that are complementary for which it has achieved regulatory approvals to market in the U.S., Canada, and other ex-U.S. territories, and which are commercial-ready due to its in-house manufacturing capabilities. The Company’s diagnostic products include FemVue® for fallopian tube assessment by ultrasound, which can be used in conjunction with FemCath®, an intrauterine catheter for selective fallopian tube evaluation, and FemCerv®, an endocervical tissue sampler for cervical cancer diagnosis. Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to develop and advance our current product candidates and programs into, and successfully initiate, enroll and complete, clinical trials; the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results; estimates regarding the total addressable market for our product candidates; our ability to commercialize our product candidates, or the effect of delays in commercializing; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022 and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

Contacts:

Investors
Chuck Padala
LifeSci Advisors, LLC
917-741-7792
chuck@lifesciadvisors.com

Femasys Inc.
Investor Contact:
IR@femasys.com

Media Contact:
Media@femasys.com